Exhibit 4.2

MEDIFIRST SOLUTIONS

CONVERTIBLE DEBENTURE

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

AMOUNT:	$100,000

DEBENTURE NUMBER:	001

ISSUANCE DATE:	June 12, 2015

MATURITY DATE:	December 12 2015

FOR VALUE RECEIVED, MEDIFIRST SOLUTIONS, INC.., a Nevada corporation (Company”), hereby promises to pay MARK W. BALDWIN (Holder”) on December 12, 2015, ( “Maturity Date”), the principal amount of ONE HUNDRED THOUSAND Dollars ($100,000) U.S.,

Article 1. Interest.     The Company shall pay interest on the unpaid principal amount of the Debenture (“Debenture”) at the time of each conversion until the principal amount hereof is paid in full or has been converted. The Debenture shall pay five percent (5% APR) cumulative interest, in cash or in shares of common stock, par value $.0001 per share, of the Company (“Common Stock”), at the Holder’s option, at the current conversion price, at the time of each conversion. The closing shall be deemed to have occurred on the date the funds (less escrow fees and attorney fees) are received by the Company ( “Closing Date”). If the interest is to be paid in cash, the Company shall make such payment within five (5) business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Holder, or per Holder’s instructions, within five (5) business days of the date of conversion. The Debenture is subject to automatic conversion on the Maturity Date at which time this Debenture shall be automatically converted based upon the formula set forth in Section 3.2 herein.

Article 2. Method of Payment.     The Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall have the option of paying the interest on the Debenture in United States dollars or in Common Stock upon conversion pursuant to Article 1 hereof. The Company may draw a check for the payment of interest to the order of the Holder of the Debenture and mail it to the Holder’s address as set forth in Section 6 herein.

Article 3. Conversion

Section 3.1. Conversion Privilege

(a) The Holder shall have the right to convert it into shares of Common Stock at any time One Hundred Eighty (180) days following the Closing Date. The number of shares of Common Stock issuable upon the conversion of the Debenture is determined pursuant to Section 3.2 and rounding the result to the nearest whole share.

Section 3.2. Conversion Procedure.

(a) Debenture Upon receipt by the Company or its designated attorney of a facsimile or original of Holder’s signed Notice of Conversion (See Exhibit A attached hereto) preceded by, together with or followed by receipt of the original Debenture to be converted in whole or in part in the manner set forth in 3.2(b) below, the Company shall instruct its transfer agent to issue one or more certificates representing that number of shares of Common Stock into which the Debenture is convertible. Conversion calculations pursuant shall be rounded up to the nearest whole share, and no fractional shares shall be issuable by the Company upon conversion of the Debenture. All shares issuable upon a conversion of the Debenture, including fractions thereof, shall be aggregated for purposes of determining whether such conversion would result in the issuance of a fractional share.(b) Conversion Rate. Holder is entitled to convert the face amount of the Debenture, at a 50% discount to the average of the previous three (3) trading days closing price, on any date prior to the Conversion Date, each being referred to as the “Conversion Price”, as quoted by OTC Markets Group Inc.

(b) Legend. The Holder acknowledges that each certificate representing the Debenture and the Common Stock shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 Act”), (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) IF AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT IS AVAILABLE.

(c) Conversion Limitaitons. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion of the Debenture shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by Holder and his affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Subscriber's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (“1934”), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The foregoing conversion limitation is enforceable, unconditional and non-waivable.

Section 3.3. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of the Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

Section 3.4. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required pursuant to and upon the terms set forth in the Subscription Agreement to permit the conversion of the Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and non- assessable and free from all taxes, liens and charges with respect to the issuance thereof.

Section 3.5. Restrictions on Sale. The Debenture has not been registered under the Securities Act of 1933, as amended, (the “1933 Act”) and is being issued under Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder. The Debenture and the Common Stock issuable upon the conversion thereof may only be sold pursuant to registration under or an exemption from the 1933 Act.

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Article 4. Mergers     The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under the Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

Article 5. Defaults and Remedies

Section 5.1. Events of Default. An “Event of Default” occurs if (a) the Company does not make the payment of the principal of the Debenture by conversion into Common Stock within ten (10) business days of the Maturity Date, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of five (5) business days thereafter, (c) any of the Company’s representations or warranties contained in the Subscription Agreement or the Debenture were false when made or the Company fails to comply with any of its other agreements in the Subscription Agreement or the Debenture and such failure continues for the period and after the notice specified below, (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains un-stayed and in effect for sixty (60) calendar days, (e) the Company’s Common Stock is suspended or no longer listed on any recognized exchange including electronic over-the-counter bulletin board for in excess of five (5) consecutive trading days. As used in this Section 6.1, the term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within thirty (30) business days after the receipt of such notice, unless the Company commences to cure such default within such period, which must specify the default, demand that it be remedied and state that it is a “Notice of Default”.

Section 5.2. Acceleration. If an Event of Default occurs and is continuing, the Holder , by notice to the Company, may declare the remaining principal amount of the Debenture, together with all accrued interest and any liquidated damages, to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately.

Section     5.3 Liquidation Value. The liquidation value of the Debenture shall be equal to 100% of the outstanding balance remaining on the Debenture plus accrued but unpaid interest and liquidated damages.

Article 6. Notice.     Any notices, consents, waivers or other communications required or permitted to be given under the terms of the Debenture must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Medifirst Solutions, Inc.

4400 Hwy 9 South, Suite 1000, Freehold NJ 07728

Attention: Bruce Schoengood

Email: bruce@medifirstsolutions.com

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If to the Holder:

Mark W. Baldwin

3821 Beaver Ridge Circle

Cedar Falls, IA 50613-9440

Email: __________________

Each party shall provide five (5) business days prior notice to the other party of any change in address, email address

Article 7. No Assignment.     The Debenture is non-negotiable and shall not be assigned or hypothecated in whole or in part by the Holder.

Article 8. Governing Law     The validity, terms, performance and enforcement of the Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New Jersey applicable to agreements that are negotiated, executed, delivered and performed solely in the State of New Jersey.

Article 9. Miscellaneous

(a) Forum Selection and Consent to Jurisdiction. Any litigation arising out of, under, or in connection with, the Debenture or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the courts of the State of New Jersey in the Courts of Monmouth County. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal courts of the State of New Jersey for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New Jersey. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under the Debenture.

(b) Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, the Debenture, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder purchasing the Debenture.

(c) Governing Law. The terms of the Debenture shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without regard to the conflicts of laws principles.

(d) Amendments and Waivers; Remedies. No failure or delay on the part of either the Company or Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of the Debenture, any waiver of any provision of the Debenture, and any consent to any departure from the terms of any provision of the Debenture, shall be effective (i) only if it is made or given in writing and signed by the Company and the Holder and (ii) only in the specific instance and for the specific purpose for which made or given.

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(e) Entire Agreement. The Debenture contains the complete understanding and agreement of the Company and the Holder and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations. THE DEBENTURE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the Company has duly executed the Debenture as of the date first written above.

MEDIFIRST SOLUTIONS, INC.

By
Name:	Bruce Schoengood

Title:	President and Chief Executive Officer

Date :	June 12, 2015

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture.)

The undersigned (“Holder”) hereby irrevocably elects, as of ________ to convert ______of Debentureinto Common Stock of MEDIFIRST SOLUTIONS,INC.. (“Company”) according to the conditions set forth in the Debenture dated June 12,2015d issued by the Company.

This conversion is being made for an immediate sale.

Date of Conversion ______________________________________
Applicable Conversion Price_______________________________
Number of Shares Issuable upon this conversion_____________________
Name (Print) ____ __________________________________________________ Address__________________________________________________ _______________ ______________________________________ Phone_________________ Fax__________________________

By

Mark W Baldwin